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                                                                    Exhibit 99.1

                                 Form of Proxy

Capital Re Corporation
1325 Avenue of the Americas, New York, New York 10019

This Proxy is Solicited on behalf of the Board of Directors

   The undersigned hereby appoints Jerome F. Jurschak, Joseph W. Swain III and Alan S. Roseman, and each of them acting solely, proxies with full power of substitution and with all powers the undersigned would possess if personally present, to represent and to vote at the Special Meeting of Stockholders to be held on October 4, 1999 at 1325 Avenue of the Americas, New York, New York 10019 at 10:00 A.M. and at any adjournment or postponement thereof, as designated on the reverse side hereof and in their discretion with respect to any matters as may properly come before such meeting, all of the shares of Common Stock of Capital Re Corporation held of record by the undersigned as of the close of business on September 2, 1999. All proxies previously given with respect to the shares covered hereby are hereby revoked.

                 (Continued and to be signed on reverse side.)

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      Please date, sign and mail your proxy card back as soon as possible!

                        Special Meeting of Stockholders
                             Capital Re Corporation
                                October 4, 1999
Please mark your
votes as in this
example:   [X]

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE FOLLOWING PROPOSAL.

  This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder and at the discretion of the Proxyholders as to any other matters that may properly come before the meeting and at any adjournment or postponement thereof. If no direction is made, this Proxy will be voted FOR the following proposal and at the discretion of the Proxyholders as to any other matters that may properly come before the meeting.

                                      FOR   AGAINST   ABSTAIN
1. Proposal to adopt the Agreement    [_]     [_]       [_]
   and Plan of Merger, dated as of
   June 10, 1999 among ACE Limited,
   CapRe Acquisition Corp. and
   Capital Re Corporation and       Dated: ____________________________________
   approve the merger described in
   that agreement.

                                    Signature: ________________________________

                                    Signature: ________________________________

                                    Title: ____________________________________
                                           Please sign exactly as name appears.
                                           When shares are held by joint
                                           tenants, both should sign. When
                                           signing as attorney-in-fact,
                                           executor, administrator, trustee or
                                           guardian, please give full title as
                                           such. If a corporation, please sign
                                           in full corporate name by the
                                           president or other authorized
                                           officer. If a partnership, please
                                           sign in partnership name by
                                           authorized person.